EX 10.01


                                  [Letterhead]
                                Carlton Parfitt





Golden Spirit Mining Ltd.
#806 - 1288 Alberni St.
Vancouver, B.C.
V6E 4N5


Attention: Board of Directors

Dear Sirs:

This letter is to serve as my consent to act as Secretary, Treasurer, Director and Chief Financial Officer of the Company.

Yours truly,

/s/: Carlton Parfitt
_______________
Carlton Parfitt


Effective this 30th day of November, 2004